—	ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-200212 Dated June 2, 2015

UBS AG $• Trigger Phoenix Autocallable Optimization Securities

Linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index due on or about June 18, 2025

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index (each an “underlying index” and together the “underlying indices”). UBS will pay a quarterly contingent coupon if the closing levels of all the underlying indices on the applicable observation date (including the final valuation date) are equal to or greater than their respective coupon barriers. Otherwise, no coupon will be paid for the quarter. UBS will automatically call the Securities if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year), including the final valuation date, are equal to or greater than their respective initial levels. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for that quarter and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and a trigger event does not occur, UBS will pay you a cash payment at maturity equal to the principal amount of your Securities. If a trigger event occurs, UBS will pay you less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the underlying index with the largest percentage decrease from its initial level to its final level (the “least performing underlying index”) and in extreme situations, you could lose all of your initial investment. A trigger event is deemed to have occurred if the closing level of any one of the underlying indices is less than its respective trigger level on the trigger observation date, which is the final valuation date. Investing in the Securities involves significant risks. You will lose some or all of your initial investment if the Securities are not called and a trigger event occurs. The Securities will not pay a contingent coupon if the closing level of any underlying index is less than its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call after 1 year if the closing level of any one underlying index is less than its respective initial level on an observation date. Higher contingent coupon rates are generally associated with a greater risk of loss. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose some or all of your initial investment.

Features

❑

Contingent Coupon — UBS will pay a quarterly contingent coupon if the closing levels of all the underlying indices on the applicable observation date (including the final valuation date) are equal to or greater than their respective coupon barriers. Otherwise, no coupon will be paid for the quarter.

❑

Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that quarter if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year), including the final valuation date, are equal to or greater than their respective initial levels. If the Securities are not called, investors will have the potential for downside market risk at maturity.

❑

Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and a trigger event has not occurred, UBS will repay your principal amount per Security at maturity. If a trigger event occurs, UBS will repay less than the principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the negative return of the least performing underlying index. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date	June 12, 2015
Settlement Date	June 17, 2015
Observation Dates	Quarterly (callable after 1 year) (see page 3)
Final Valuation Date	June 12, 2025
Maturity Date	June 18, 2025

*	Expected. See page 2 for additional details.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay all of your initial investment in the Securities at maturity, and the Securities may have the same downside market risk as the least performing underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-18 of the Trigger Phoenix Autocallable Optimization Securities product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

These preliminary terms relate to Securities linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index. The contingent coupon rate, initial levels, trigger levels and coupon barriers for the Securities will be set on the trade date. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Indices	Tickers	Contingent Coupon Rate	Initial Levels	Trigger Levels	Coupon Barriers	CUSIP	ISIN
EURO STOXX 50® Index	SX5E	6.60% to 7.15% per annum	•	50% of the Initial Level 50% of the Initial Level	70% of the Initial Level	90274T601	US90274T6010
Nikkei 225® Index	NKY		•		70% of the Initial Level

The estimated initial value of the Securities as of the trade date is expected to be between $9.15 and $9.45 for Securities linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index. The range of the estimated initial value of the Securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this free writing prospectus.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement relating to the Securities, dated November 18, 2014, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this free writing prospectus, the Trigger Phoenix Autocallable Optimization Securities product supplement, index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index	$•	$10.00	$•	$0.35	$•	$9.65

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by an index supplement and a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Trigger Phoenix Autocallable Optimization Securities product supplement dated November 18, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514415621/d821525d424b2.htm

♦	Index Supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413492/d818855d424b2.htm

♦	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “Trigger Phoenix Autocallable Optimization Securities product supplement” mean the UBS product supplement, dated November 18, 2014, references to the “index supplement” mean the UBS index supplement, dated November 14, 2014 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated November 14, 2014.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 4 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

♦

You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the least performing underlying index.

♦

You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barriers on the specified observation dates (including the final valuation date).

♦

You can accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.

♦	You believe a trigger event will not occur, meaning the closing levels of all the underlying indices will be equal to or greater than their respective trigger levels on the final valuation date.

♦

You understand and accept that you will not participate in any appreciation in the levels of the underlying indices and that your potential return is limited to the contingent coupons specified in the applicable pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

♦	You would be willing to invest in the Securities based on the coupon barriers and trigger levels indicated on the cover hereof.

♦

You would be willing to invest in the Securities if the contingent coupon rate was set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the stocks constituting the underlying indices (“index constituent stocks”).

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

♦	You seek an investment with exposure to companies in the Eurozone and Japan.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the least performing underlying index.

♦

You believe that the closing level of any one of the underlying indices will decline during the term of the Securities and is likely to be less than its coupon barrier on the specified observation dates (including the final valuation date).

♦

You cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.

♦	You believe a trigger event will occur, meaning the closing level of any one of the underlying indices will be less than its respective trigger level on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.

♦	You would be unwilling to invest in the Securities based on the coupon barriers and trigger levels indicated on the cover hereof.

♦

You would not be willing to invest in the Securities if the contingent coupon rate was set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You seek guaranteed current income from this investment or prefer to receive the dividends paid on the index constituent stocks.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You do not seek an investment with exposure to companies in the Eurozone and Japan.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 4 of this free writing prospectus for risks related to an investment in the Securities.

Indicative Terms

Issuer	UBS AG, London Branch
Principal Amount	$10 per Security
Term(1)	Approximately 10 years, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation dates, as well as the final valuation date and maturity date to ensure that the stated term of the Securities remains the same.
Underlying Indices	The EURO STOXX 50® Index and the Nikkei 225® Index.
Contingent Coupon

If the closing levels of all the underlying indices are equal to or greater than their respective coupon barriers on any observation date, UBS will pay you the contingent coupon applicable to such observation date (as set forth on page 3).

If the closing level of any one underlying index is less than its respective coupon barrier on any observation date, the contingent coupon applicable to such observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date (as set forth on page 3). The contingent coupon will be a fixed amount based upon equal quarterly installments at the contingent coupon rate, which is a per annum rate and will be set on the trade date. The table below sets forth a hypothetical contingent coupon amount that would be applicable to each observation date on which the closing levels of all of the underlying indices are greater than or equal to their respective coupon barriers. The table below assumes a contingent coupon rate of 6.88% per annum for the Securities linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index (the actual contingent coupon rate will be determined on the trade date).

Contingent Coupon (per Security) EURO STOXX 50® Index and Nikkei 225® Index
$0.172
Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any one underlying index is less than its respective coupon barrier.
Trigger Event

A trigger event is deemed to have occurred if the closing level of any one of the underlying indices is less than its respective trigger level on the trigger observation date.

In this case, you will be exposed to the decline of the least performing underlying index from the trade date to the final valuation date.

Trigger Observation Date	June 12, 2025, which is the final valuation date. The trigger observation date may be postponed due to a market disruption event as set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement.
Contingent Coupon Rate	The contingent coupon rate will be between 6.60% and 7.15% per annum for Securities linked to the least performing index between the EURO STOXX 50® Index and the Nikkei 225® Index (the actual contingent coupon rate will be determined on the trade date).
Automatic Call Feature

The Securities will be called automatically if the closing levels of all the underlying indices on any observation date (quarterly, beginning June 13, 2016) are equal to or greater than their respective initial levels.

If the Securities are called, UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

The Securities will not be subject to an automatic call if the closing level of any one underlying index is less than its respective initial level on an observation date.

Payment at Maturity (per Security)

If the Securities are not called, a trigger event does not occur, and the final level of each underlying index is not less than its coupon barrier, UBS will pay you an amount in cash on the maturity date equal to $10 plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called, a trigger event does not occur and the final level of any one underlying index is less than its coupon barrier, UBS will pay you an amount in cash equal to $10.

If the Securities are not called and a trigger event occurs, UBS will pay you an amount in cash that is less than the principal amount, if anything, equal to:

$10 + ($10 x Underlying Return of the Least

Performing Underlying Index)

In such a case, you will suffer a loss on your initial investment in an amount that is proportionate to the underlying return of the least performing underlying index regardless of the underlying return of any other underlying index.

Least Performing Underlying Index	The underlying index with the lowest underlying return as compared to the other underlying indices.
Underlying Return	The quotient, expressed as a percentage of the following formula: Final Level – Initial Level Initial Level
Trigger Level	A specified level of the underlying index that is less than the initial level of each underlying index, equal to a percentage of the initial level as indicated on the cover hereof, and as determined by the calculation agent.
Coupon Barrier	A specified level of the underlying index that is less than the initial level of each underlying index, equal to a percentage of the initial level as indicated on the cover hereof, and as determined by the calculation agent.
Initial Level	The closing level of each underlying index on the trade date, as determined by the calculation agent.
Final Level	The closing level of each underlying index on the final valuation date, as determined by the calculation agent.
Coupon Payment Dates	Two business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.

Investment Timeline

Trade date	The contingent coupon rate is set, the initial level of each underlying index is observed, and the trigger level and coupon barrier for each underlying index are determined.

Quarterly (callable after 1 year)

If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barriers on any observation date, UBS will pay you a contingent coupon on the applicable coupon payment date.

The Securities will be called if the closing levels of all the underlying indices on any observation date (quarterly, beginning after one year) are equal to or greater than their respective initial levels. If the Securities are called UBS will pay you a cash payment per Security equal to $10 plus the contingent coupon otherwise due on such date.

Maturity date

The final level of each underlying index is observed on the final valuation date.

If the Securities are not called, a trigger event has not occurred and the final level of each underlying index is not less than its coupon barrier, UBS will pay you an amount in cash per Security equal to $10 per Security plus the contingent coupon otherwise due on the maturity date.

If the Securities have not been called, a trigger event has not occurred and the final level of any one underlying index is less than its coupon barrier, UBS will pay you an amount in cash equal to $10 per Security.

If the Securities have not been called and a trigger event has occurred, UBS will pay you an amount in cash per Security that is less than the principal amount, if anything, equal to:

$10 + ($10 x Underlying Return of the Least

Performing Underlying Index)

In such a case, you will suffer a loss on your initial investment in an amount that is proportionate to the underlying return of the least performing underlying index regardless of the underlying return of any other underlying index.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose some or all of your initial investment.

The Securities will not pay a contingent coupon if the closing level of any one underlying index is less than its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call if the closing level of any one underlying index is less than its respective initial level on an observation date. If the Securities are not called, you will lose some or all of your initial investment at maturity if a trigger event occurs.

(1)	Subject to the market disruption event provisions set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement.

Observation Dates(1) and Coupon Payment Dates(2)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
September 14, 2015*	September 16, 2015	March 12, 2019	March 14, 2019	September 12, 2022	September 14, 2022
December 14, 2015*	December 16, 2015	June 12, 2019	June 14, 2019	December 12, 2022	December 14, 2022
March 14, 2016*	March 16, 2016	September 12, 2019	September 16, 2019	March 13, 2023	March 15, 2023
June 13, 2016	June 15, 2016	December 12, 2019	December 16, 2019	June 12, 2023	June 14, 2023
September 12, 2016	September 14, 2016	March 12, 2020	March 16, 2020	September 12, 2023	September 14, 2023
December 12, 2016	December 14, 2016	June 12, 2020	June 16, 2020	December 12, 2023	December 14, 2023
March 13, 2017	March 15, 2017	September 14, 2020	September 16, 2020	March 12, 2024	March 14, 2024
June 12, 2017	June 14, 2017	December 14, 2020	December 16, 2020	June 12, 2024	June 14, 2024
September 12, 2017	September 14, 2017	March 12, 2021	March 16, 2021	September 12, 2024	September 16, 2024
December 12, 2017	December 14, 2017	June 14, 2021	June 16, 2021	December 12, 2024	December 16, 2024
March 12, 2018	March 14, 2018	September 13, 2021	September 15, 2021	March 12, 2025	March 14, 2025
June 12, 2018	June 14, 2018	December 13, 2021	December 15, 2021	June 12, 2025**	June 18, 2025***
September 12, 2018	September 14, 2018	March 14, 2022	March 16, 2022
December 12, 2018	December 14, 2018	June 13, 2022	June 15, 2022

*	The Securities are not callable until the first potential call settlement date, which is June 15, 2016.
**	This is also the final valuation date.
***	This is also the maturity date.

(1)	Subject to the market disruption event provisions set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement.

(2)

If you sell your Securities in the secondary market on any day on or preceding an observation date, the purchaser of the Securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any payment attributable to that observation date. If you sell your Securities in the secondary market on any day following an observation date, you will be deemed the record holder on the record date and therefore you will be entitled to any payment attributable to that observation date.

Key Risks

An investment in the offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying indices. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the Trigger Phoenix Autocallable Optimization Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if a trigger event does not occur. If the Securities are not called and a trigger event occurs, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the least performing underlying index.

♦

The contingent repayment of principal applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the levels of all of the underlying indices are equal to or greater than their respective trigger levels.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing level of any one of the underlying indices on an observation date is less than its respective coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing level of any one of the underlying indices is less than its respective coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited, you will not participate in any appreciation of the underlying indices and you will not have the same rights as holders of the index constituent stocks — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying indices. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Since the Securities could be called as early as the fourth coupon payment date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the underlying indices’ risk of decline even though you are not able to participate in any appreciation in the level of the underlying indices. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in any or all of the underlying indices or the index constituent stocks. Furthermore, as a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituent stocks would have.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to, and lower expected correlation among the underlying indices reflects a higher expectation as of the trade date that the closing level of any underlying index could be less than its respective trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate will be a fixed amount, the volatilities of the underlying indices, and the correlation among the underlying indices can change significantly over the term of the Securities. The levels of the underlying indices for your Securities could fall sharply, which could result in the loss of some or all of your initial investment.

♦

Reinvestment risk — The Securities will be called automatically if the closing levels of all of the underlying indices are equal to or greater than their respective initial levels on any observation date (quarterly, beginning after one year). In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

You are exposed to the market risk of each underlying index — Your return on the Securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the underlying indices. Poor performance by any one of the underlying indices over the term of the Securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying indices. Accordingly, your investment is subject to the market risk of each underlying index.

♦

Because the Securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will be less than its coupon barrier and its trigger level, increasing the probability that you will not receive the contingent coupons and that you will lose some or all of your initial investment — The risk that you will not receive the contingent coupons and that you will lose some or all of your initial investment in the Securities is greater if you invest in the Securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that a underlying index will be less than its coupon barrier or trigger level and that a trigger event will occur, and therefore it is more likely that you will not receive the contingent coupons and that at maturity you will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that a trigger event will occur is even greater.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call, contingent coupon or any contingent repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose some or all of your initial investment.

♦

Market risk — The return on the Securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the index constituent stocks, and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your initial investment if the underlying return of the least performing underlying index is negative.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and the estimated initial value of the Securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level of the underlying indices, the volatility of the underlying indices, the correlation between the underlying indices, the dividend rate paid on the index constituent stocks, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying indices; the volatility of the underlying indices; the correlation among the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

The index return for the EURO STOXX 50® Index and the Nikkei 225® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the Securities are denominated in U.S. dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index and the Nikkei 225® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

♦

An investment in the securities is subject to risks associated with Japanese and Eurozone securities markets — The Nikkei 225® Index tracks the value of certain Japanese equity securities and the EURO STOXX 50® Index tracks the value of certain Eurozone equity securities. You should be aware that investments in securities linked to the value of non-U.S. equity securities involve particular risks. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect non-U.S. markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize non-U.S. securities markets, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. markets are subject to political, economic, financial and social factors that apply to those countries or global regions. These factors, which could negatively affect non-U.S. securities markets, include the possibility of recent or future changes in such non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between the non-U.S. currency and the U.S. dollar. For Japanese securities markets specifically, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Japan or Asia could negatively affect Japanese securities markets. Securities prices in Japan may also decrease if the Japanese economy does not successfully recover from the effects of the March 2011 earthquake in northern Japan and resulting tsunami. For Eurozone securities markets specifically, the Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the Securities.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. The closing levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

♦

The underlying indices reflect price return, not total return — The return on your Securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying indices could have an adverse effect on the value of the Securities — The policies of STOXX Limited, the sponsor of the EURO STOXX 50® Index and Nikkei Inc., the sponsor of the Nikkei 225® Index, (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsors and the index sponsors have no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying indices. The index sponsors are not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying indices, may adversely affect the levels of the underlying indices and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying indices or trading activities related to one or more underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call and the payment at maturity of the Securities based on observed levels of the underlying indices. The calculation agent can postpone the determination of the final level of one or more underlying index (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the final valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying indices to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment upon a call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security will be determined on the trade date; amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	Approximately 10 years
Contingent Coupon Rate:*	6.88% per annum (or 1.72% per quarter)
Contingent Coupon:	$0.172 per quarter
Observation Dates:	Quarterly (callable after 1 year)
Trigger Observation Date:	Final Valuation Date
Initial Level:
Underlying Index A:	3500
Underlying Index B:	20500
Coupon Barrier:
Underlying Index A:	2450 (which is 70% of the Initial Level)
Underlying Index B:	14350 (which is 70% of the Initial Level)
Trigger Level:
Underlying Index A:	1750 (which is 50% of the Initial Level)
Underlying Index B:	10250 (which is 50% of the Initial Level)

*	The contingent coupon rate and contingent coupon may be less than or greater than the amounts shown above in which case your potential return on the Securities may be less than or greater than the returns shown in the examples below.

Example 1 — Securities are called on the First Potential Call Settlement Date

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 4100 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 21000 (equal to or greater than Initial Level and Coupon Barrier)	$0.172 (Contingent Coupon – Not Callable)
Second Observation Date	Underlying Index A: 4200 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 21050 (equal to or greater than Initial Level and Coupon Barrier)	$0.172 (Contingent Coupon – Not Callable)
Third Observation Date	Underlying Index A: 4150 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 20750 (equal to or greater than Initial Level and Coupon Barrier)	$0.172 (Contingent Coupon – Not Callable)
Fourth Observation Date	Underlying Index A: 4150 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 21075 (equal to or greater than Initial Level and Coupon Barrier)	$10.172 (Settlement Amount)
	Total Payment	$10.688 (6.88% total return)

Because the Securities are called on the first potential call settlement date (which is approximately one year after the trade date), UBS will pay on the call settlement date a total of $10.172 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $0.516 received in respect of the prior observation dates, you will have received a total of $10.688, a 6.88% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are NOT Called and a Trigger Event Does Not Occur

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 2900 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: 16000 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.172 (Contingent Coupon)
Second Observation Date	Underlying Index A: 4100 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 22050 (equal to or greater than Initial Level and Coupon Barrier)	$0.172 (Contingent Coupon – Not Callable)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: Various (all less than Coupon Barrier)	$0
Final Valuation Date

Underlying Index A: 3400 (equal to or greater than Coupon Barrier and Trigger Level; less than Initial Level)

Underlying Index B: 15000 (equal to or greater than Coupon Barrier and Trigger Level; less than Initial Level)

$10.172 (Payment at Maturity)
	Total Payment	$10.516 (5.16% total return)

Because the Securities are not called and the final levels of both underlying indices are equal to or greater than their respective coupon barriers and trigger levels, at maturity, UBS will pay a total of $10.172 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $0.344 received in respect of the prior observation dates, UBS will have paid a total of $10.516, a 5.16% total return on the Securities.

Example 3 — Securities are NOT Called and a Trigger Event Does Not Occur

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 2900 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: 16700 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.172 (Contingent Coupon)
Second Observation Date	Underlying Index A: 4100 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 20800 (equal to or greater than Initial Level and Coupon Barrier)	$0.172 (Contingent Coupon – Not Callable)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: Various (all less than Coupon Barrier)	$0
Final Valuation Date

Underlying Index A: 2100 (equal to or greater than Trigger Level; less than Initial Level and Coupon Barrier)

Underlying Index B: 12000 (equal to or greater than Trigger Level; less than Initial Level and Coupon Barrier)

$10 (Payment at Maturity)
	Total Payment	$10.344 (3.44% total return)

Because the Securities are not called and the final level of at least one underlying index is less than its respective coupon barrier, but the levels of both underlying indices are equal to or greater than their respective trigger levels, at maturity, UBS will pay a total of $10 per Security (reflecting your principal amount). When added to the contingent coupons of $0.344 received in respect of the prior observation dates, UBS will have paid a total of $10.344, a 3.44% total return on the Securities.

Example 4 — Securities are NOT Called and a Trigger Event Occurs

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Index A: 3400 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: 17500 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.172 (Contingent Coupon)
Second Observation Date	Underlying Index A: 2900 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: 16550 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.172 (Contingent Coupon)
Third through Thirty-ninth Observation Dates	Underlying Index A: Various (all equal to or greater than Coupon Barrier; less than Initial Level) Underlying Index B: Various (all less than Coupon Barrier)	$0
Final Valuation Date	Underlying Index A: 4050 (equal to or greater than Initial Level and Coupon Barrier) Underlying Index B: 8200 (less than Coupon Barrier and Trigger Level)	$100 + [$10 × Underlying Return of Least Performing Underlying Index] = $10 + [$10 × -60%] = $10 - $6 = $4 (Payment at Maturity)
	Total Payment	$4.344 (56.56% loss)

Because the Securities are not called and the final level of Underlying Index B is less than its trigger level, a trigger event occurs. Therefore, you will be exposed to the underlying return of the least performing underlying index and at maturity UBS will pay you $4.00 per Security. When added to the contingent coupons of $0.344 received in respect of prior observation dates, UBS will have paid you $4.344 per Security for a loss on the Securities of 56.56%.

We make no representation or warranty as to which of the underlying indices will be the least performing underlying index for the purposes of calculating your actual payment at maturity.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and a trigger event occurs, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return of the least performing underlying index is less than zero.

The Securities will not pay a contingent coupon if the closing level of any one underlying index is less than its respective coupon barrier on an observation date. The Securities will not be subject to an automatic call if the closing level of any one underlying index is less than its respective initial level on an observation date.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

EURO STOXX 50® Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the Securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The EURO STOXX 50® Index universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

Historical Information

The following table sets forth the quarterly high and low closing levels for the EURO STOXX 50® Index, based on the daily closing levels as reported by Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the EURO STOXX 50® Index on May 29, 2015 was 3,570.78. The actual initial level will be the closing level of the EURO STOXX 50® Index on the trade date. Past performance of the EURO STOXX 50® Index is not indicative of the future performance of the EURO STOXX 50® Index.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/3/2011	3/31/2011	3,068.00	2,721.24	2,910.91
4/1/2011	6/30/2011	3,011.25	2,715.88	2,848.53
7/1/2011	9/30/2011	2,875.67	1,995.01	2,179.66
10/3/2011	12/30/2011	2,476.92	2,090.25	2,316.55
1/3/2012	3/30/2012	2,608.42	2,286.45	2,477.28
4/2/2012	6/29/2012	2,501.18	2,068.66	2,264.72
7/2/2012	9/28/2012	2,594.56	2,151.54	2,454.26
10/1/2012	12/31/2012	2,659.95	2,427.32	2,635.93
1/2/2013	3/28/2013	2,749.27	2,570.52	2,624.02
4/1/2013	6/28/2013	2,835.87	2,511.83	2,602.59
7/1/2013	9/30/2013	2,936.20	2,570.76	2,893.15
10/1/2013	12/31/2013	3,111.37	2,902.12	3,109.00
1/2/2014	3/31/2014	3,172.43	2,962.49	3,161.60
4/1/2014	6/30/2014	3,314.80	3,091.52	3,228.24
7/1/2014	9/30/2014	3,289.75	3,006.83	3,225.93
10/1/2014	12/31/2014	3,277.38	2,874.65	3,146.43
1/2/2015	3/31/2015	3,731.35	3,007.91	3,697.38
4/1/2015*	5/29/2015*	3,828.78	3,546.56	3,570.78

*	As of the date of this free writing prospectus, available information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 29, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

The graph below illustrates the performance of the EURO STOXX 50® Index from January 2, 2004 through May 29, 2015, based on information from Bloomberg. The dotted lines represent a hypothetical trigger level and a hypothetical coupon barrier of 1,785.39 and 2,499.55, which are equal to 50% and 70%, respectively, of the closing level on May 29, 2015. The actual trigger level and coupon barrier will be determined on the trade date. Past performance of the EURO STOXX 50® Index is not indicative of the future performance of the EURO STOXX 50® Index.

Nikkei 225® Index

We have derived all information contained in this free writing prospectus regarding the Nikkei 225® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by the Nikkei 225® Index Sponsor, Nikkei Inc. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index.

The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225® Index. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the Nikkei 225® Index.

The Nikkei 225® Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.) that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry. All 225 Nikkei Index stocks are listed in the First Section of the TSE. The Nikkei Index is a modified, price-weighted index. Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. All stocks included in the Nikkei Index trade on the TSE in Japanese yen.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Nikkei 225® Index. UBS has entered into a non-exclusive license agreement with the Nikkei 225® Index Sponsor, which grants UBS a license in exchange for a fee to use the Nikkei 225® Index in connection with the issuance of certain securities, including the Securities.

“Nikkei 225®” is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Nikkei 225® Index Sponsor has no relation to UBS, other than the licensing of the Nikkei 225® Index and its service marks for use in connection with the Securities.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Securities. THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

Historical Information

The following table sets forth the quarterly high and low closing levels for the Nikkei 225® Index, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the Nikkei 225® Index on May 29, 2015 was 20,563.15. The actual initial level will be the closing level of the Nikkei 225® Index on the trade date. Past performance of the Nikkei 225® Index is not indicative of the future performance of the Nikkei 225® Index.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/3/2011	3/31/2011	10,857.53	8,605.15	9,755.10
4/1/2011	6/30/2011	10,004.20	9,351.40	9,816.09
7/1/2011	9/30/2011	10,137.73	8,374.13	8,700.29
10/3/2011	12/30/2011	9,050.47	8,160.01	8,455.35
1/3/2012	3/30/2012	10,255.15	8,378.36	10,083.56
4/2/2012	6/29/2012	10,109.87	8,295.63	9,006.78
7/2/2012	9/28/2012	9,232.21	8,365.90	8,870.16
10/1/2012	12/31/2012	10,395.18	8,534.12	10,395.18
1/2/2013	3/28/2013	12,635.69	10,486.99	12,397.91
4/1/2013	6/28/2013	15,627.26	12,003.43	13,677.32
7/1/2013	9/30/2013	14,808.50	13,338.46	14,455.80
10/1/2013	12/31/2013	16,291.31	13,853.32	16,291.31
1/2/2014	3/31/2014	16,121.45	14,008.47	14,827.83
4/1/2014	6/30/2014	15,376.24	13,910.16	15,162.10
7/1/2014	9/30/2014	16,374.14	14,778.37	16,173.52
10/1/2014	12/31/2014	17,935.64	14,532.51	17,450.77
1/2/2015	3/31/2015	19,754.36	16,795.96	19,206.99
4/1/2015*	5/29/2015*	20,563.15	19,034.84	20,563.15

*	As of the date of this free writing prospectus, available information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 29, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

The graph below illustrates the performance of the Nikkei 225® Index from January 2, 2004 through May 29, 2015, based on information from Bloomberg. The dotted lines represent a hypothetical trigger level and a hypothetical coupon barrier of 10,281.58 and 14,394.21, which are equal to 50% and 70%, respectively, of the closing level on May 29, 2015. The actual trigger level and coupon barrier will be determined on the trade date. Past performance of the Nikkei 225® Index is not indicative of the future performance of the Nikkei 225® Index.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the Trigger Phoenix Autocallable Optimization Securities product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying indices. If your Securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize capital gain or loss upon the sale, exchange, automatic call, or redemption on maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” of the Trigger Phoenix Autocallable Optimization Securities product supplement, as described in such product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other index-linked securities that do not guarantee full repayment of principal.

In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service (“IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice. Non-US holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the Securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon a sale, exchange, automatic call, redemption or other taxable disposition of the relevant Security. You should consult your tax advisor regarding the possible consequences to you if such entity is or becomes a PFIC.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to withhold any tax on any contingent payments made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding. Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States. Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or the non-U.S. holder has certain present or former connections with the United States.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation.

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the entire term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the jurisdictions of the issuers of the index constituent stocks).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final pricing supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA)” Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 12 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this free writing prospectus.